                                                                       Exhibit A


                       AGREEMENT OF FILING OF SCHEDULE 13G


The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.


                                      WARBURG, PINCUS VENTURES, L.P.

Dated:  February 14, 2001             By: Warburg, Pincus & Co., General Partner

                                      By: Scott A. Arenare
                                          ----------------
                                          Scott A. Arenare
                                           Attorney-in-Fact

                                      WARBURG, PINCUS & CO.

Dated: February 14, 2001
                                      By: Scott A. Arenare
                                          ----------------
                                          Scott A. Arenare
                                           Attorney-in-Fact

                                      E.M. WARBURG, PINCUS & CO., LLC

Dated: February 14, 2001
                                      By: /s/ Scott Arenare
                                          ----------------
                                          Scott A. Arenare
                                           Attorney-in-Fact